UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 17, 2017

FullCircle Registry, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-51918	61-1363026
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 Summit Drive, Shelbyville, KY 40065-9540
(Address of principal executive offices)

(502) 410-4500
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      .

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       .

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

A.)

Appointment of Directors:

On July 9, 2017 the Board of Directors of FullCircle Registry, Inc. (the “Company”) appointed four individuals to fill vacancies on the Board of Directors. The directors so appointed are as follows:

Paul Lowe, age 44, has been engaged in the ATM/Credit Card Processing industry as a Tech Support/Sales Consultant since 2007. Mr. Lowe attended the University of Louisville.

Jon R. Findley, age 65, is the current Chief Executive Officer of the Company, serving in this capacity since September 2016. Mr. Findley has served as an executive in the real estate development, financial services, and broadcast and television industries. Immediately prior to being appointed to his present position with the Company, he was a principal of Stage 1 Development, LLC and Jigsaw Financial, LLC. At Stage 1 Development, which he formed in December of 2015, Mr. Findley managed financial analysis, strategic business planning, site acquisition, capital financing and project management for new real estate development projects. At Jigsaw Financial, which he formed in February 2014, Mr. Findley served as lead Financial Planner. From February 2009 until February 2014, Mr. Findley was a Financial Planner with Prudential Financial.

J. Leigh Friedman, age 64, was the General Manager of the Company’s Georgetown 14 Cinemas in Indianapolis from December 2014 until February 2016. Mr. Friedman was also was the owner and President of Movie Buff Theater in Indianapolis between March 2011 and September 2013, which was then sold to Studio Movie Grill. He attended Tulane University and the University of Illinois.

Curtis Shaw, Jr., age 48, is a 25-year professional in marketing, business development, and organizational management. Currently, Mr. Shaw is the Principal of Kaizen Real Estate Advisors, an Indiana licensed commercial brokerage firm. Prior to forming Kaizen Real Estate Advisors, his career includes experience with Wells Fargo Bank as a Branch Manager and Community Development Manager, Worldspan (now Travelport) as the Northeast Regional Manager, and Allegiant Global as the Global Marketing Director, responsible for driving growth opportunities in the US, Canada and Mexico. Curtis has a B.A. from the University of California at Santa Barbara, and a MBA from Howard University in Washington, D.C.

B.)

Election of the Chairman of the Board:

The newly constituted Board of Directors unanimously approved the election of Jon R. Findley as Chairman of the Board.

C.)

Election of Officers:

The following Officers were appointed by the Board of Directors, to serve at the pleasure of the Board of Directors:

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Alec G. Stone – President

-

Matthew T. Long – Secretary

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Matthew T. Long – Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FullCircle Registry, Inc.

Date: 07-17-2017

By: Matthew T. Long

Name: Matthew T. Long

Title: Secretary/Treasurer